Exhibit 99.1

Table Trac, Inc. Names Brian Hinchley Interim CEO

MINNETONKA, MN, December 19, 2014 – Table Trac, Inc. (OTCQB: TBTC), On December 15, the Board of Directors of Table Trac, Inc. accepted the resignation of its CEO, Glenn Goulet and appointed current CFO, Brian Hinchley, to the position of Interim CEO.

Chad Hoehne, President and founder, on behalf of the company and Board of Directors, wished Mr. Goulet the best in his new ventures and stated: “Table Trac has a strong management team and an experienced Board.  As we go into our 20th year, we are well positioned for this transition, achieving our business plan and expanding our system sales into world-wide opportunities.”

About Table Trac, Inc.

Founded in 1995, Table Trac, Inc. designs, develops and sells casino information and management systems. The company has systems installed in North, South, and Central America, as well as the Caribbean. More information is available at http://www.tabletrac.com/.

Forward Looking Statements

Statements made in this press release, including statements regarding events and financial trends that may affect our future operating results, financial position and cash flows, may constitute "forward-looking statements" within the meaning of the federal securities laws. These certain statements are based on our assumptions and estimates and are subject to risks and uncertainties. You can identify these forward-looking statements by words like "strategy," "expects," "plans," "believes," "will," "estimates," "intends," "projects," "goals," "targets" and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. For further information on factors that could impact Table Trac and statements contained in this press release, reference should be made to Table Trac's filings with the Securities and Exchange Commission, including quarterly reports on Forms 10-Q, current reports on Form 8-K and annual reports on Form 10-K. You can access such filings at http://www.sec.gov.

For more information:

Bob Siqveland, Corporate Secretary

Table Trac, Inc.

952-548-8877